EXHIBIT 99.3

Balance Sheet Capacity—Downside Analysis

(assumes no refinancing of maturing consolidated debt, no property sales and no cashflow)

as of September 30, 2008

Line of Credit Availability:	Q4-08	2009	2010
Line Commitments Combined	$715,388
Outstanding Line Balance	$(70,000)

Funding Availability before Commitments	$645,388	$373,938	$381,411

Net Availability After Commitments
Unsecured Bond Debt Maturities	$—	$(50,000)	$(160,000)
Secured Mortgage Loan Maturities	$—	$(8,527)	$(16,961)
OEF Qualifying Sales		$66,000	$—
JV Capital Requirement to Refinance Debt after assumed refinancing	$—	$—	$(34,029)
Net costs to Complete In Process Developments (expend thru 2012)	$(241,450)
Projected 4Q 2008 Development Starts	$(30,000)	$—	$—

	$(271,450)	$7,473	$(210,990)

Net Line of Credit Availability After Commitments	$373,938	$381,411	$170,421